Exhibit 1.1

S&S DRAFT
JUNE 27, 2002

• Shares

CP SHIPS LIMITED

COMMON SHARES (NO PAR VALUE)

UNDERWRITING AGREEMENT

                     •, 2002

•, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

     CP Ships Limited, a corporation incorporated under the laws of the Province of New Brunswick, Canada (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) • common shares, no par value, of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional • common shares, no par value (the “Additional Shares”) if and to the extent that the Underwriters shall have determined to exercise their right to purchase such common shares granted in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

     The Company has prepared and filed with the Alberta Securities Commission (the “Reviewing Authority”) and the securities commissions or other regulatory authorities (each a “Qualifying Authority” and collectively, the “Qualifying Authorities” and, together with the Reviewing Authority, the “Canadian Regulatory Authorities”) of each of the other provinces of Canada (together with the Province of Alberta, the “Qualifying Provinces”) a preliminary base PREP prospectus dated May 30, 2002 and an amended and restated preliminary base PREP prospectus dated June 7, 2002, including the documents incorporated by reference together with all other required documents (in the English and French languages, as applicable, collectively, the “Preliminary PREP Prospectus”) in accordance with the PREP Procedures (as hereinafter defined) and has obtained from the Reviewing Authority preliminary MRRS decision documents dated May 30, 2002 and June 7, 2002, respectively, for such preliminary PREP Prospectus (as contemplated in National Policy 43-201 of the Canadian Regulatory Authorities) evidencing receipts for the Preliminary PREP Prospectus issued by each of the Canadian Regulatory Authorities. The Company has also prepared and filed with the United States

Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the “Securities Act”), a registration statement on Form F-10 (File No. 333-89360) which includes the Preliminary PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, the “U.S. Preliminary Prospectus”).

     The Company (A) has also prepared and filed (1) with the Canadian Regulatory Authorities, a base PREP prospectus dated June 26, 2002, including the documents incorporated by reference, relating to the Shares, together with all other required documents (in the English and French languages, as applicable, the “Final PREP Prospectus”) omitting the PREP Information (as hereinafter defined) in accordance with National Instrument 44-103 of the Canadian Regulatory Authorities and its related Companion Policy 44-103CP (together, the “PREP Procedures”) and has obtained from the Reviewing Authority a final MRRS decision document dated June 26, 2002 for such Final PREP Prospectus (as contemplated in National Policy 43-201 of the Canadian Regulatory Authorities) evidencing receipts for the Final PREP Prospectus issued by each of the Canadian Regulatory Authorities and (2) with the Commission, an amendment to the registration statement on Form F-10 (File No. 333-89360), including the Final PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) omitting the PREP Information, which registration statement as most recently amended has been declared effective by the Commission and (B) will prepare and file, promptly, and in any event within two business days after the execution and delivery of this Agreement, (1) with the Canadian Regulatory Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus setting forth the PREP Information (in the English and French languages, as applicable, the “Supplemented PREP Prospectus”), and (2) with the Commission, in accordance with General Instruction II.L. to Form F-10, the Supplemented PREP Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Supplemented Prospectus”). The information included in the Supplemented PREP Prospectus that is omitted from the Final PREP Prospectus but that is deemed under the PREP Procedures to be incorporated by reference into the Final PREP Prospectus as of the date of the Supplemented PREP Prospectus is referred to herein as the “PREP Information.”

     Each prospectus prepared by the Company relating to the Shares (A) included as part of the registration statement on Form F-10 (File No. 333-89360)

filed with the Commission (1) before the time such registration statement on Form F-10 becomes effective or (2) after such effectiveness and prior to the execution and delivery of this Agreement or (B) filed with and for which a preliminary MRRS decision document has been obtained from the Canadian Regulatory Authorities (1) before a final MRRS decision document for the Final PREP Prospectus has been obtained from the Canadian Regulatory Authorities or (2) after such final MRRS decision document has been obtained and prior to the execution and delivery of this Agreement, in each case, including the documents incorporated by reference therein, that omits the PREP Information, is herein called a “preliminary prospectus.” Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective and including the PREP Information, is herein called the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective under the Securities Act, including the documents incorporated by reference therein, is herein referred to as the “U.S. Prospectus,” except that when the U.S. Supplemented Prospectus containing the PREP Information is furnished to the Underwriters after execution of this Agreement (whether or not such prospectus is yet required to be filed under the Securities Act), the term “U.S. Prospectus” shall refer to such U.S. Supplemented Prospectus, including the documents incorporated by reference therein. The Final PREP Prospectus for which a final MRRS decision document has been obtained from the Canadian Regulatory Authorities, including the documents incorporated by reference therein, is herein referred to as the “Canadian Prospectus,” except that, when a Supplemented PREP Prospectus is (x) furnished to the Underwriters for use in connection with the offering of the Shares in Canada or (y) filed with the Canadian Regulatory Authorities, the term “Canadian Prospectus” shall refer to such Supplemented PREP Prospectus, including the documents incorporated by reference therein. Any amendment to the Canadian Prospectus, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the Canadian Securities Laws (as hereinafter defined) of the Qualifying Provinces prior to the Closing Date (as hereinafter defined) and which is deemed to be incorporated by reference into the Supplemented PREP Prospectus, prior to the expiry of the period of distribution of the Shares in Canada is referred to herein collectively as the “Supplementary Material.”

     The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the “Form F-X”).

          1.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)  The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act, is eligible to use the PREP Procedures and is eligible to file a short form prospectus with the Canadian Regulatory Authorities.

          (b)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. None of the Canadian Regulatory Authorities, any stock exchange in Canada or the United States or any court has issued an order preventing or suspending the use of any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus relating to the proposed offering of the Shares or preventing the distribution of the Shares or instituted proceedings for that purpose.

          (c)  (i) The Preliminary PREP Prospectus was prepared and filed in compliance with all applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations under such laws, together with applicable published policy statements (including, without limitation, the PREP Procedures), blanket orders and applicable notices of securities regulatory authorities in such Qualifying Provinces (collectively, the “Canadian Securities Laws”) and, at the time of delivery of the Firm Shares to the Underwriters, the Canadian Prospectus will comply in all material respects with all Canadian Securities Laws; (ii) the Final PREP Prospectus was prepared and filed in compliance with the Canadian Securities Laws and each of the Canadian Regulatory Authorities has issued a receipt or is deemed to have issued a receipt for the Final PREP Prospectus; and (iii) the Company shall as soon as possible and in any event by the times and dates specified in the sentence following this clause (iii), fulfill and comply with, to the reasonable satisfaction of the Underwriters, the Canadian Securities Laws required to be fulfilled or complied with to enable the Shares to be lawfully distributed in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces and acting in accordance with the terms of their registrations and Canadian Securities Laws. Such requirements shall be fulfilled in the Province of Alberta and in all of the other Qualifying Provinces not later than 5 p.m. (Calgary time) on June 27, 2002, or such later date or dates as may be agreed to in writing by the Underwriters and the Company.

          (d)  (i) the U.S. Prospectus conforms to the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the

Commission; (ii) the Registration Statement, when it becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, the Form F-X and the U.S. Preliminary Prospectus comply and the U.S. Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iv) the U.S. Prospectus at its date and at the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Canadian Prospectus constituted full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, taken as a whole, and the Shares as of the date of its filing and contained no misrepresentation, as defined under Canadian Securities Laws; and the Canadian Prospectus or any amendment or supplement thereto, as of the applicable filing date, will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, taken as a whole, and the Shares as of the date of its filing and will contain no misrepresentation, as defined under Canadian Securities Laws; provided, however, that the representations and warranties contained in clauses (ii), (iii), (iv) and (v) above shall not apply to statements or omissions based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Canadian Prospectus, or any amendment or supplement thereto.

          (e)  The documents incorporated by reference in the U.S. Prospectus pursuant to Item 4 of Form F-10 under 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the “Exchange Act”), and, when read together and with other information in the U.S. Prospectus, at the time the Registration Statement became effective, did not contain, and at all times subsequent thereto up to the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (f)  There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required; there are no documents required to be filed with the Canadian Regulatory Authorities in connection with the Preliminary PREP Prospectus or the Final PREP Prospectus that have not been filed as required pursuant to Canadian Securities Laws (other than those required to be filed after the date hereof pursuant to the PREP Procedures) and delivered to the Underwriters; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required and, in the case of those documents filed, delivered to the Underwriters.

          (g)  Each copy of the Preliminary PREP Prospectus, the Final PREP Prospectus and the Supplemental PREP Prospectus provided to the Underwriters by the Company was, or will be, identical to the version thereof filed electronically by the Company with the Qualifying Authorities on the System for Electronic Document Analysis and Retrieval (“SEDAR”). Each preliminary prospectus and the U.S. Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except as permitted by Regulation S-T.

          (h)  The consolidated financial statements of the Company included or incorporated by reference in the U.S. Prospectus and the Canadian Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, stockholders’ equity and changes in financial position of the Company and its subsidiaries for the periods specified; and, except as otherwise stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (i)  The Company has been duly amalgamated, is validly existing as a corporation and is up to date in the filing of annual returns and the payment of annual filing fees under the laws of the Province of New Brunswick, has the corporate power and authority to own its property and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (j)  Each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) and CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC (together, the “Designated Subsidiaries”, each of which has been listed in Schedule II hereto) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the U.S. Prospectus and the Canadian Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests of each Designated Subsidiary has been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the U.S. Prospectus and the Canadian Prospectus, are owned directly or indirectly through subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims.

          (k)  This Agreement has been duly authorized, executed and delivered by the Company.

          (l)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the U.S. Prospectus and the Canadian Prospectus and, at the date indicated in the U.S. Prospectus and the Canadian Prospectus, the Company has a duly authorized, issued and outstanding capitalization as set forth therein in the column entitled “Actual” under the caption “Consolidated Capitalization” in the U.S. Prospectus and the Canadian Prospectus.

          (m)  The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (n)  The Shares have been duly authorized and, when issued and delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (o)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law binding on the Company or any of its subsidiaries, (ii) the certificate and articles of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, other than, in the case of clauses (i), (iii) and (iv), any contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p)  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Canadian Securities Laws or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (q)  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization in all material respects; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the jurisdiction in which the Company or its subsidiaries, as applicable, conducts such transactions and to maintain asset accountability.

          (r)  The Company and each of the Designated Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, except where the failure to hold any such license, certificate or permit would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole; the Company and the Designated Subsidiaries each own or possess the right to use or has duly licensed from third parties all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights necessary to carry on their business, except where the failure to own, possess or have licensed such patent, patent right, trademark, trade name, service mark, service name, copyright, license right, know-how or other intellectual properaty right would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

          (s) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Prospectus and the Canadian Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (t)  There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (u)  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the U.S. Prospectus and the Canadian Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

          (v)  Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (w)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under the Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or qualified by the Canadian Prospectus.

          (x) Except as disclosed in the U.S. Prospectus and the Canadian Prospectus, neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y)  None of the Company or any of its subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any agreement, lease, contract, mortgage, loan agreement, note, indenture or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound and which breach or default, individually or in the aggregate, if not cured or otherwise corrected within the respective period specified for such cure or correction, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (z)  The Company and each of its Designated Subsidiaries are insured against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged.

          (aa)  The Company is a reporting issuer or the equivalent thereof in each of those Qualifying Provinces providing for such a regime and is not in default of any requirement of the Canadian Securities Laws.

          (bb)  The Shares have been conditionally approved for listing on The Toronto Stock Exchange.

          2.     Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at U.S.$• a Share (the “U.S. Purchase Price”) for Shares that are sold outside of Canada or Cdn.$• a Share (the “Canadian Purchase Price”) for Shares that are sold in Canada, the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule I hereto opposite its name, subject to adjustment pursuant to Section 9.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to • Additional Shares at the Canadian Purchase Price or U.S. Purchase Price, as appropriate. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., it will not, during the period ending 90 days after the date of the U.S. Prospectus and the Canadian Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company or any securities convertible into or exercisable or exchangeable for common shares of the Company or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of common shares upon the exercise of an option or warrant or pursuant to the Company’s existing employee and director share compensation plans or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

     With respect to offers and sales of Shares in Canada, the Underwriters shall use all reasonable efforts to complete the distribution of the Shares as soon as reasonably practicable after the Closing Date.

     With respect to offers and sales of Shares in Canada, the Underwriters shall notify the Company when, in their opinion, the Underwriters have ceased distribution of the Shares and provide a breakdown of the number of Shares distributed in each of the provinces of Canada where such breakdown is required for the purpose of calculating fees payable to securities regulatory authorities.

          3.     Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement, the Canadian Prospectus and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public outside of Canada initially at a price of U.S.$• a Share and in Canada initially at a price of Cdn.$ • a Share (each, the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$ • a Share (in respect of dealers offering Shares outside of Canada) and Cdn.$ • a Share (in respect of dealers offering Shares in Canada) under the applicable Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$ • a Share (in respect of dealers offering shares outside of Canada) and Cdn.$ • a Share (in respect of dealers offering Shares in Canada), to any Underwriter or to certain other dealers.

          4.     Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 8:30 a.m., New York City time, on July 3, 2002, or at such other time on the same or such other date, not later than July 11, 2002, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:30 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than August 9, 2002, as shall be designated in writing by you.

     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5.     Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the closing of the offering by the Company of the •% Senior Notes due 2012 in an aggregate principal amount of not less than U.S.$ • shall occur substantially contemporaneously with the closing hereunder, and the following further conditions:

          (a)  At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission; no order having the effect of ceasing or suspending the distribution or the trading of the Shares or the trading in the Common Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and any request on the part of the Canadian Regulatory Authorities, any Qualifying Authority or the Commission for additional information shall have been complied with. A Supplemented PREP Prospectus and a U.S. Supplemented Prospectus containing the PREP Information shall be filed, respectively, with the Canadian Regulatory Authorities in accordance with the PREP Procedures and with the Commission in accordance with General Instruction II.L. of Form F-10.

          (b)  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Prospectus and the Canadian Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in U.S. Prospectus and the Canadian Prospectus.

          (c)  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened or contemplated.

          (d)  The Underwriters shall have received on the Closing Date an opinion of McCarthy Tétrault LLP, Canadian counsel to the Company, dated the Closing Date in the form of Exhibits B-1 and B-2 hereto.

          (e)  The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood, United States counsel for the Company, dated the Closing Date, in the form of Exhibit C hereto.

          (f)  The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Stikeman Elliott, Canadian counsel for the Underwriters, in form and substance satisfactory to the Underwriters acting reasonably. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of Quebec, Ontario, Alberta and British Columbia and the federal law of Canada, upon the opinion of counsel satisfactory to the Underwriters.

          (g)  The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling, United States counsel for the Underwriters, in form and substance satisfactory to the Underwriters acting reasonably. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinion of counsel satisfactory to the Underwriters.

          (h)  The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood, English counsel for the Company, dated the Closing Date, in the form of Exhibit D hereto.

          (i)  The Underwriters shall have received on the Closing Date an opinion of Appleby, Spurling & Kempe, Bermuda counsel for the Company, dated the Closing Date, in the form of Exhibit E hereto.

          (j)  The Underwriters shall have received on the Closing Date an opinion of John Irving, Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in the form of Exhibit F hereto.

          (k)  The Underwriters shall have received on the Closing Date an opinion of McCarthy Tétrault LLP, Quebec counsel to the Company, dated the Closing Date, (1) to the effect that the French language version of each of the Preliminary PREP Prospectus, the Final PREP Prospectus, the Canadian Prospectus (other than the Consolidated Financial Statements (as defined in the Registration Statement)) and the French language text appearing on the definitive certificates representing the Shares are in all material respects complete and proper translations of the English language version of each of the Preliminary PREP Prospectus, the Final PREP Prospectus, the Canadian Prospectus and such definitive certificate, as the case may be, and that such English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein and (2) regarding compliance with all the laws of the Province of Quebec relating to the use of the French language in connection with the distribution of the Shares.

          (l)  The Underwriters shall have received on the Closing Date an opinion of PricewaterhouseCoopers LLP, auditors of the Company, dated the Closing Date, to the effect that the French language version of the Consolidated Financial Statements (as defined in the Registration Statement) is in all material respects a complete and proper translation of the English language version thereof, and that such version are not susceptible of any materially different interpretation with respect to any matter contained therein.

          (m)  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, Chartered Accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

          (n)  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of the Company’s common shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (o)  The Shares shall have been approved for listing by the New York Stock Exchange subject to official notice of issuance thereof and conditionally approved by The Toronto Stock Exchange subject to the Company satisfying all of the requirements of The Toronto Stock Exchange.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

          6.     Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a)  To comply with the requirements of the PREP Procedures and General Instruction II.L to Form F-10; to notify you promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall have been filed within the Commission and when any supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of the receipt of any comments from the Canadian Regulatory Authorities, any Qualifying Authority or the Commission, (iii) of any request by the Canadian Regulatory Authorities or any Qualifying Authority to amend the Final PREP Prospectus or the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering and sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes, and (v) of the issuance by the Canadian Regulatory Authorities, any Qualifying Authority or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any stop order, any order preventing or suspending the use of any preliminary prospectus or any order ceasing or suspending the distribution of the Shares or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

          (b)  Not to file or to make at any time any amendment to the Registration Statement, any amendment or supplement to the Final PREP Prospectus, or any amendment or supplement to any prospectus included in the Registration Statement at the time it became effective, the U.S. Supplemented Prospectus, or the Supplemented PREP Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Underwriters shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its disclosure and other obligations under applicable securities legislation and the requirements of any relevant stock exchange.

          (c)  To furnish to you, without charge, (i) three conformed copies of the Registration Statement (including all exhibits thereto, documents filed therewith (including photocopies of the Company Form F-X) and amendments thereof) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto); (ii) at the time of filing thereof, the Canadian Prospectus printed in the English and French languages signed on behalf of the Company and its directors in the manner required by the Canadian Securities Laws, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Qualifying Authorities; and (iii) during the period mentioned in paragraph (d) below (A) in Toronto (initially on or before 10:00 a.m. (local time) on June 28, 2002), your reasonable requirements of commercial copies of the signed Canadian Prospectus (and any supplements or amendments thereto) printed in the English language; (B) in Montreal (initially on or before 10:00 a.m. (local time) on June 28, 2002), your reasonable requirements of commercial copies of the signed Canadian Prospectus (and any amendments thereto) printed in the English and French languages, as applicable; and (C) in New York City (initially on or before 10:00 a.m. (local time) on June 28, 2002), as many copies of the U.S. Prospectus (and any supplements or amendments thereto) as you may reasonably request.

          (d)  If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the U.S. Prospectus or the Canadian Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Prospectus or the U.S. Prospectus to comply with the Canadian Securities Laws, the Securities Act or the applicable rules and regulations thereunder, forthwith to prepare, file with the Commission or the applicable Canadian Regulatory Authorities or any Qualifying Authority and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus or the Canadian Prospectus (to be effected, if necessary, by the filing with the Commission of a post-effective amendment to the Registration Statement) so that the statements in the U.S. Prospectus or the Canadian Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus or Canadian Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus or the Canadian Prospectus, as amended or supplemented, will comply with applicable law. The expense of complying with this Section 6(d) shall be borne by the Company in respect of any amendment or supplement required during the nine month period after the effectiveness of the Registration Statement or the Canadian Prospectus, as the case may be, and by the Underwriters thereafter.

               (e)  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such United States jurisdictions as you shall reasonably request.

               (f)  For a period of three years after the Closing Date, to furnish to each Underwriter, upon request, copies of all reports filed with the Commission on Forms 40-F, 20-F and 6-K, or such other similar forms as may be designated by the Commission, annual information forms and such other documents, reports and information as shall be furnished by the Company to its shareholders or security holders generally except, in each case, to the extent such documents, reports, and information are available on EDGAR or SEDAR.

               (g)  To take such steps as the Company deems necessary to (i) file the Supplemented PREP Prospectus with the Canadian Regulatory Authorities within the time period required by the PREP Procedures and (ii) ascertain promptly whether the form of prospectus transmitted for filing pursuant to General Instruction II.L. to Form F-10 was received for filing by the Commission and, in the event that any such prospectuses were not received for filing, to promptly file any such prospectus not then received for filing.

               (h)  During the period when the U.S. Prospectus is required to be delivered under the Securities Act, (i) to file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the time the Registration Statement becomes effective and (ii) in the event that any document is filed with Canadian Regulatory Authorities or any Qualifying Authority subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, if required by the Securities Act, to file such document as an exhibit to the Registration Statement by post-effective amendment or otherwise in accordance with the Securities Act or the Exchange Act.

               (i)  To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earnings statement covering the twelve-month period ending December 31, 2002 that satisfies the provisions of Section 11(a) of the Securities Act.

               (j)  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Underwriters’ Canadian, United States and other counsel and the Company’s accountants in connection with the registration and delivery of the

Shares under the Securities Act and under the Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Form F-X, each preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus and any Supplementary Material and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A or Form 40-F relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange and The Toronto Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               (k)  To use the net proceeds received by the Company from the sale of Shares hereunder in the manner set forth in the U.S. Prospectus and Canadian Prospectus.

               (l)  To promptly execute Addendum No. 2 to the Guarantee dated 7 November 2000, Addendum No. 1 dated 23 May 2002 and Addendum No. 2 to Container Lease Contract No. 77.551 in substantially the form attached to the Waiver under guarantee dated May 29, 2002 received from Nordea Finance Denmark A/S, a true and complete copy of which, including exhibits, has been delivered to the Underwriters.

     7.     Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the Canadian Prospectus, the Supplemented PREP Prospectus, the U.S. Supplemented Prospectus or any Supplementary Material (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein ; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the U.S. Prospectus or Canadian Prospectus (in each case as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(c) hereof.

               (b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and the Canadian Prospectus and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the Canadian Prospectus, the Supplemented PREP Prospectus the U.S. Supplemented Prospectus or any amendments or supplements thereto.

               (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon written request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one firm of local counsel in each jurisdiction) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding the second preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

               (d)  To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the U.S. Prospectus and Canadian Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (e)  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f)  The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

               8.     Termination. The Underwriters may terminate this Agreement by written notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, The Toronto Stock Exchange, the London Stock Exchange, or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Canada or Britain shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian or British authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the U.S. Prospectus or Canadian Prospectus.

               9.     Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

               10.     Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed J.P. LaCasse, Tampa, Florida (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares that may be instituted in any federal or state court in the City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in London, England), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as the Shares shall be outstanding.

     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such

Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

               11.     Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               12.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               13.     Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

CP SHIPS LIMITED

By: Name:
Title:

By: Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

By: Name:
Title:

MORGAN STANLEY CANADA LIMITED

By: Name:
Title:

SALOMON SMITH BARNEY INC

By: Name:
Title:

SALOMON SMITH BARNEY CANADA INC

By: Name:
Title:

RBC DAIN RAUSCHER INC

By: Name:
Title:

RBC DOMINION SECURITIES INC

By: Name:
Title:

SCHEDULE I

Number of Firm Shares
Underwriters	To Be Purchased

Morgan Stanley & Co. Incorporated and Morgan Stanley Canada Limited

Salomon Smith Barney Inc. and Salomon Smith Barney Canada Inc.

RBC Dain Rauscher Inc. and RBC Dominion Securities Inc.
Total Firm Shares

S-1

SCHEDULE II

Name of Designated Subsidiary	Jurisdiction of Organization

CP Ships (UK) Limited	England and Wales
Lykes Lines Limited, LLC	Delaware
TMM Lines Limited, LLC	Delaware
Cast Terminal Company	Nova Scotia
Racine Terminal (Montreal) Company	Nova Scotia
CP Ships (Bermuda) Limited	Bermuda
Container Equipment Leasing Limited	Bermuda

S-II

SCHEDULE III

Agreements

Container Lease Contract No. 77751, between Container Equipment Leasing Ltd. and Unileasing A/S (Nordea), dated November 7, 2000, including all related documents and addenda thereto

CP Ships Inc. Montrose Trust Offering of US$96 million Senior Secured Notes and Certificates relating to the financing of 2 container vessels to be chartered by Canada Maritime Limited dated June 5, 1995

CP Ships Inc. Montclare Trust Offering of US$ 101 million Senior Secured Notes and Certificates relating to the financing of 2 container vessels to be chartered by Canada Maritime Limited dated August 24, 1998

$250 Million Loan Agreement between CPS Number 1 and 2 Limited, The Banks and financial institutions and Citibank International plc dated 20 December 2001 (and all related and collateral documentation)

$175 Million Loan Agreement between CPS Number 1 and 2 Limited, the Banks and financial institutions and Citibank International plc dated 2 August 2001 (and all related and collateral documentation)

Refinancing of Pacific Class Vessels chartered by Lykes Lines Limited, LLC dated July 22, 1998 (and all related and collateral documentation)

Stock and assets purchase agreement between CP Ships Limited and d’Amico Societa’ di Navigazione S.p.a., Italia di Navigazione Holding S.p.a., Anglo Canadian Shipping Company Limited and MPE de Sudamerica Representaciones Maritimas CA, relating to the sale of Italia di Navigazione S.p.a., dated May 30, 2002

Shareholders Agreement relating to Portmade Management dated 5 January 2001 between Canada Maritime Limited, Safmarine Belgium N.V., Hugo Vanden Camp, Jozef Hermans, Guion Veraat and Dimitri Serafirnoff

Lease Agreements between Cast terminal Inc. and Montreal Port Corporation dated September 6, 1983 including all related documents and addenda thereto, and between Racine Terminal (Montreal) Limited and National Harbours Board dated October 1, 1978 including all related documents and addenda thereto

S-III

The following CP Rail Contracts including all related documents and addenda thereto:

•	Contract No. 000003500 between Canada Maritime Limited, Canadian Pacific Limited and Soo Line Railroad Company, effective 1 February 1996, as amended on 7 December 1999

•	Contract No. 0000035001 (Amendment No. 3) between Cast North America Limited, Canadian Pacific Limited and Soo Line Railroad Company effective 1 February 1996, as amended on 7 December 1999

•	Letter of Agreement between Canadian Pacific Railway Company and CP Ships Limited, Canada Maritime, CAST, Lykes, TMM, Contship and ANZDL dated 22 August 2001

•	Canada Maritime Limited Confidential Contract 0000035000 Amendment No. 4 between Canada Maritime Limited, Canadian Pacific Railway Company and Soo Line Railroad Company, undated

•	Canada Maritime Limited Confidential Contract 000003501 Amendment No. 4 between Canada Maritime Limited, Canadian Pacific Railway Company and Soo Line Railroad Company, undated

•	Confidential Rate Contract CPRSD36557 (Amendment Number 1) dated 11 February 1997

•	Confidential Contract between Americana Ships (Lykes Lines, TMM and its affiliates) and Canadian Pacific Railway Company, undated

S-IV

SCHEDULE IV

Viscount Weir
John Bowmer
Robert Clanin
Peter Dey
Frank Halliwell
John McNeil
Ray Miles
Nigel Rich
Ian Webber
Terry Burrows
David Halliday
Jeff Drake
John Irving
Jeremy Lee
Paul Stone
Iain Torrens

S-V

EXHIBIT A

[FORM OF LOCK-UP LETTER]

____________, 2002

Morgan Stanley & Co. Incorporated Salomon Smith Barney Inc. RBC Dain Rauscher Inc.
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Salomon Smith Barney Inc. (“Salomon Smith Barney”) and RBC Dain Rauscher Inc. (“RBC”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CP Ships Limited, a company incorporated under the laws of the Province of New Brunswick, Canada (the “Company”) providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, Salomon Smith Barney and RBC (the “Underwriters”) of 8,500,000 Common Shares of the Company (the “Common Shares”).

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters (such consent not to be unreasonably withheld or delayed), it will not, during the period commencing on the date hereof and ending on the earlier of the termination of the Underwriting Agreement or 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of

H-1

Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Common Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering and (c) the issuance of Common Shares pursuant to benefit plans adopted by the Company and existing at the date of the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Salomon Smith Barney on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending on the earlier of the termination of the Underwriting Agreement or 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Shares except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Name:

Address:

H-2

EXHIBIT B-1

[LETTERHEAD OF McCARTHY TÉTRAULT LLP]

•, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
(individually an “Underwriter” and collectively, the “Underwriters”)
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Stikeman Elliott
Dear Sirs/Mesdames:
Re: Offering of • Common Shares by CP Ships Limited

     We refer to the underwriting agreement dated •, 2002 (the “Underwriting Agreement”) among the Underwriters and CP Ships Limited (the “Company”). This opinion is furnished to the Underwriters at the request of the Company pursuant to section 5(d) of the Underwriting Agreement.

     We have acted as Canadian counsel to the Company in connection with the offering by the Company of (a) • common shares (the “Firm Shares”) and (b) an additional • common shares (the “Additional Shares”) on the exercise by the Underwriters of their over-allotment option granted in Section 2 of the Underwriting Agreement (together, the “Shares”) by way of prospectus offering in all provinces in Canada and the United States under the Multijurisdictional Disclosure System adopted by the securities regulatory authorities in Canada and the United States.

     Capitalized terms used in this opinion which are not otherwise defined herein have the meanings given to them in the Underwriting Agreement.

     As Canadian counsel to the Company we have participated in the preparation of or have reviewed the following:

(a)	the Preliminary PREP Prospectus;

(b)	the U.S. Preliminary Prospectus;

(c)	the Final PREP Prospectus;

(d)	the Registration Statement of the Company;

(e)	the Supplemented PREP Prospectus;

(f)	the U.S. Supplemented Prospectus;

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(g)	the Underwriting Agreement; and

(h)	the form of definitive certificate representing the Shares.

     We have examined originals or copies certified or otherwise identified to our satisfaction of the documents incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, such statutes, public and corporate records of the Company, certificates of officers or directors of the Company with respect to certain factual matters, and such other documents (including those of governmental authorities and government officials) and materials, as we have considered appropriate and necessary as a basis for the opinions hereinafter expressed, including:

(a)	the MRRS Decision Documents for the Preliminary PREP Prospectus, issued by the Reviewing Authority;

(b)	the MRRS Decision Document for the Final PREP Prospectus, issued by the Reviewing Authority;

(c)	certificates of status under the applicable statute of incorporation or registration in respect of the Company and each [Canadian Designated Subsidiary] dated •, 2002 (the “Certificate of Status”);

(d)	certificates issued by the Canadian Regulatory Authorities in each of the provinces of Canada except •, • and • in respect of the Company’s status as a reporting issuer or the equivalent thereof not in default each dated •, 2002, (the “Reporting Issuer Certificates”); and

(e)	where applicable, receipts (or equivalents) issued by the securities authorities in each of the provisions of Canada.

     We have considered such questions of law as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.

     For the purposes of the opinions expressed herein, we have assumed:

(f)	the genuineness of all signatures (whether on originals or copies of documents);

(g)	the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or facsimile copies thereof;

(h)	that no change has occurred since the filing of the Final PREP Prospectus that would require the filing of an amendment to such Final PREP Prospectus;

(i)	the accuracy and currency of the indices and filing systems maintained at all public offices where we made or conducted searches or inquiries or have caused searches or inquiries to be made or conducted, and the accuracy and completeness of all public records and any certificates issued pursuant thereto; and

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(j)	that the statements made by governmental officials in certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such time to the time of delivery of this opinion.

     We are solicitors qualified to carry on the practice of law in the Provinces of Ontario, Québec, Alberta and British Columbia. We have not made any independent examination of the laws of any jurisdiction other than the Provinces of Ontario, Québec, Alberta, British Columbia and the federal laws of Canada applicable therein and in this letter, except to the extent that we rely solely upon the opinions of other counsel as herein set forth, we do not express or imply any opinion in respect of the laws of any other jurisdiction. The opinions hereinafter expressed are based on legislation in effect on the date hereof.

     For the purpose of the opinions expressed in (b) and (c) of paragraphs 1 and 2, we have relied upon the Certificates of Status.

     [With respect to the opinions expressed in paragraph 3, we understand that the Company has filed the Supplemented PREP Prospectus with each of the securities regulatory authorities of the provinces in electronic format pursuant to NP 43-201 and National Instrument 44-103 on June •, 2002] and such opinion is further based solely upon verbal inquiries of the securities regulatory authorities of the provinces made on June •, 2002 as at 4:00 pm local time and we have assumed that the results of such inquiries continue to be accurate as of the date hereof. [see if required on date of closing]

     In connection with the opinion expressed in paragraph 8 below, we have relied exclusively upon correspondence addressed to us from The Toronto Stock Exchange.

     In connection with the opinion expressed in paragraph 10 below, insofar as it relates to the Company being a reporting issuer or the equivalent thereof not in default, we are relying exclusively upon the Reporting Issuer Certificates.

     In connection with the opinions expressed in paragraphs 4, 5, 6, 7, 9, 13,14, 16, 17, 20, 22, 23, 24, 25 and 26 below insofar as those opinions relate to the laws of the Province of New Brunswick, we are relying solely upon the opinion of Stewart McKelvey Stirling Scales and in connection with the opinion expressed in paragraphs 1, 2, 3, 10, 15 and 28 below insofar as it relates to the laws of the following Provinces, we are relying, with respect to matters relating to the laws of the Provinces of:

(k)	New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland, solely upon the opinion of Stewart McKelvey Stirling Scales;

(l)	Manitoba, solely upon the opinion of Thompson Dorfman Sweatman; and

(m)	Saskatchewan, solely upon the opinion of MacPherson Leslie & Tyerman,

each such opinion being dated the date hereof. To the extent that any of the opinions of counsel referred to above upon which we are relying is based upon any assumption or is made subject to any limitation or qualification, our opinions given in reliance thereon are also based upon such assumptions and are subject to such limitations or qualifications. Each such opinion is addressed to, and expressly provides that it may be relied upon by us and the addressees of this letter. We believe each such opinion is satisfactory in form and we know

3

of no reason why you or we should not rely on it. Copies of each of such opinions have been delivered to you on the date hereof.

     [The phrase “to the best of our knowledge” means •.]

     Based upon, and subject to the foregoing, and the other matters set forth herein, we are of the opinion that:

1.	The Company has (a) been duly amalgamated, (b) is validly existing as a corporation, (c) is up to date in the filing of annual returns and the payment of annual filing fees under the laws of the Province of New Brunswick, has (d) the corporate power and authority to own its property and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus, (e) is duly qualified to transact business, and (f) is in good standing in each Province or Territory of Canada in which the conduct of its business or its ownership or leasing of property requires such qualification, or is subject to no material liability by reason of the failure to be so qualified or in good standing in any such jurisdiction.

2.	Each of the [Canadian Designated Subsidiaries] has (a) been duly incorporated, (b) is validly existing as a corporation, (c) is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each Province or Territory of Canada in which the conduct of its business or its ownership or leasing of property requires such qualification, or is subject to no material liability by reason of the failure to be so qualified or in good standing in any such jurisdiction; all of the issued and outstanding shares in the share capital of each [Canadian Designated Subsidiary] have been duly and validly authorized and issued, are fully paid and non-assessable, are registered in the name of the Company or one of its subsidiaries, and, to the best of our knowledge, based solely on our review of the minute books and share registers of each [Canadian Designated Subsidiary] and a search of the personal property registry or its equivalent in the province of incorporation of such [Canadian Designated Subsidiary] for registrations made against the registered shareholder of the Canadian Designated Subsidiary are free and clear of all liens or encumbrances.

3.	The Canadian Prospectus has been filed with the Canadian Regulatory Authorities in the manner and within the time period required by the PREP Procedures; a final MRRS decision document has been obtained for the Final PREP Prospectus from the Reviewing Authority, on behalf of itself and the Qualifying Authorities, which final MRRS decision document, to the best of our knowledge, has not been revoked; and to the best of our knowledge, no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Regulatory Authority and no proceedings for that purpose have been instituted or are pending or threatened.

4.	The Company has an authorized capitalization as set forth in the Canadian Prospectus and the U.S. Prospectus under the caption “Consolidated Capitalization”. The attributes of the shares of the Company (including the Shares) conform in all material respects to the descriptions thereof in the Canadian Prospectus and the U.S. Prospectus.

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5.	The issued and outstanding shares of the Company consists of • common shares (including the Firm Shares).

6.	The common shares of the Company outstanding prior to the issuance of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

7.	The Shares have been duly authorized and, when issued and delivered as provided by the Underwriting Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, the issuance of such Shares will not be subject to any preemptive or similar rights. The Shares conform in all material respects to the descriptions thereof contained in the Canadian Prospectus and the U.S. Prospectus.

8.	All necessary corporate action has been taken by the Company in connection with the listing of the Shares on the Toronto Stock Exchange and the Shares have been conditionally approved for listing on the Toronto Stock Exchange subject to the Company satisfying all the requirements of the Toronto Stock Exchange.

9.	The form and terms of the definitive certificate representing the Shares has been duly approved and adopted by the Company and complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles or by-laws of the Company and with the requirements of the Toronto Stock Exchange.

10.	The Company is a reporting issuer or the equivalent thereof in each Qualifying Province providing for such a regime and is not in default for the purposes of the applicable Canadian Securities Laws.

11.	The Company is eligible to file a short form prospectus with the Reviewing Authority and the other Canadian Regulatory Authorities and to use the PREP Procedures in respect of the Shares.

12.	The Canadian Prospectus and each document filed with the Canadian Regulatory Authorities and incorporated by reference in the Canadian Prospectus (both the French language and English language versions thereof), and each amendment or supplement thereto as of their respective effective date or issue date (excluding the financial statements and financial schedules and other financial or statistical data included or incorporated therein or omitted therefrom as to which we express no opinion) complied as to form in all material respects with the requirements of the applicable Canadian Securities Laws.

13.	The Registration Statement and the filing of the Registration Statement with the Commission and the Canadian Prospectus and the filing of the Canadian Prospectus with the Canadian Regulatory Authorities in each case has been duly authorized by and on behalf of the Company and the Registration Statement and the Canadian Prospectus have been duly executed pursuant to such authorization by and on behalf of the Company.

14.	Computershare Trust Company of Canada has been duly appointed as the transfer agent and registrar of the Shares at its principal transfer offices in the cities of • and Computershare Trust Company of New York has been duly appointed as the co-

5

transfer agent and registrar of the Shares at its principal transfer offices in the cities of •.

15.	All necessary documents have been filed, all necessary proceedings have been taken, all necessary authorizations, approvals, permits, consents and waivers have been obtained and all requirements under the applicable Canadian Securities Laws have been fulfilled by the Company to qualify the Shares for distribution or distribution to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with the relevant provisions of such applicable laws.

16.	The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

17.	The Underwriting Agreement has been duly authorized and, to the extent execution and delivery is a matter governed by the laws of the Province of New Brunswick or the federal laws of Canada, duly executed and delivered by the Company.

18.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene or violate any provision of any law applicable thereto in any Qualifying Province or the articles or by-laws of the Company and will not conflict with or result in a contravention or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or its [Designated Subsidiaries] which are set forth in Schedule III to the Underwriting Agreement or to the best of our knowledge, any judgment, order or decree of any Canadian governmental body, agency or court having jurisdiction over the Company or any of its [Designated Subsidiaries], and no consent, approval, authorization or order of, or qualification with, any Canadian governmental body or agency is required for the issue and sale of the Shares or for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under the Canadian Securities Laws in connection with the offer and sale of the Shares.

19.	To the best of our knowledge, there is no legal or governmental proceedings pending or threatened to which the Company or any subsidiary is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Canadian Prospectus and are not so described or any Canadian federal or provincial statutes, regulations, contracts or other documents that are required to be described in the Canadian Prospectus or to filed as exhibits to the Canadian Prospectus that are not described or filed as required.

20.	The statements in the Canadian Prospectus and the U.S. Prospectus under the captions “Description of the Business — Regulatory Matters,” “Description of the Business — Legal Proceedings,” “Articles of Amalgamation and Description of Share Capital,” and “Plan of Distribution” insofar as such statements constitute summaries of New Brunswick, Ontario or Quebec provincial or Canadian federal law legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

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21.	The statements in the Canadian Prospectus and the U.S. Prospectus under the caption “Certain Income Tax Considerations — Certain Canadian Federal Income Tax Considerations to Non-Resident Shareholders,” insofar as such statements constitute a summary of Canadian federal income tax laws referred to therein, are, in all material respects, a fair and accurate summary of the Canadian federal income tax laws referred to therein, subject to the assumptions and qualifications stated therein.

22.	The irrevocable submission of the Company to the exclusive jurisdiction of a United States federal or state court sitting in the City of New York (a “New York Court”) and the waiver by the Company of any objection to the venue of a proceeding of a New York Court are valid under the laws of the Province of New Brunswick and the federal laws of Canada applicable therein.

23.	A court of competent jurisdiction in the Province of New Brunswick (a “New Brunswick Court”) would recognize the choice of the laws of the State of New York (the “New York Laws”) as the laws governing the Underwriting Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of laws is not contrary to public policy as that term is applied by a New Brunswick Court (“Public Policy”) and, in our opinion, there are no reasons under the laws of the Province of New Brunswick or the federal laws of Canada applicable therein for avoiding the choice of New York Laws to govern the Underwriting Agreement.

24.	If the Underwriting Agreement is sought to be enforced in the Province of New Brunswick in accordance with the laws applicable thereto as chosen by the parties, namely New York Laws, a New Brunswick Court would, subject to paragraph (23) above, recognize the choice of New York Laws and, upon appropriate evidence as to such laws being adduced, apply such laws, provided that (i) none of the provisions of the Underwriting Agreement, or of applicable New York Laws, are contrary to Public Policy, (ii) a New Brunswick court will not apply those provisions of New York law which are regarded under New Brunswick law as being revenue, penal or expropriatory in nature, (iii) in matters of procedure, the laws of the Province of New Brunswick will be applied, and (iv) a New Brunswick Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere.

25.	The laws of the Province of New Brunswick permit an action to be brought before a court of competent jurisdiction in the Province of New Brunswick, to enforce a final and conclusive judgment in personam of a court of the State of New York, which is not impeachable as void or voidable under the internal laws of such jurisdiction for a sum certain subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforcement of creditors’ rights generally and provided that (i) the judgment was not obtained by fraud; (ii) the proceedings in which the judgment was obtained were not contrary to natural justice; (iii) the judgment was not in respect of a cause of action that for reasons of Public Policy or for some similar reason would not have been entertained by the courts of the Province of New Brunswick; (iv) action on the foreign judgment is brought in the Province of New Brunswick within the required limitation period of six years from the date of such judgment; (v) such a judgment is not for the payment of a penalty or a sum of money due under the

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revenue laws of the foreign jurisdiction; (vi) the defendant in the original action was duly served with the process of the original court; (vii) the court of the foreign jurisdiction rendering such judgment had jurisdiction under the meaning of the Foreign Judgments Act (New Brunswick) in that (a) the defendant was, at the time the action commenced, ordinarily resident in the foreign jurisdiction, (b) if the foreign jurisdiction is a province or territory of Canada, the defendant was, at the time the judgment was obtained, carrying on business in that province or territory, or (c) the defendant submitted to the jurisdiction of the court of the foreign jurisdiction by becoming a plaintiff in the action, by voluntarily appearing as a defendant in the action without protest, or by expressly or impliedly agreeing to submit thereto; (viii) the enforcement of the foreign judgment would not be contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (if therein defined); (ix) a New Brunswick court is subject to the provisions of the Currency Act (Canada) which mandates that judgments be issued in Canadian Dollars; and (x) no new or admissible evidence relevant to the action as discovered prior to the rendering of judgment by the court of the Province of New Brunswick.

26.	In an action on a final and conclusive judgment in personam of a New York Court which is not impeachable as void or voidable under New York Laws, a New Brunswick Court would not refuse to recognize the jurisdiction of the New York Court rendering such judgment on the basis of process having been served on J.P LaCasse as the agent to receive service of process in the United States appointed by the Company under the Underwriting Agreement and the Company has validly authorized the appointment of • as its authorized agent for the purpose of the Underwriting Agreement and service of process effected in the manner set forth therein.

27.	The Shares are, as of the date hereof, eligible investments under statutes specified under the caption “Eligibility for Investment” in the Canadian Prospectus subject to the qualifications or conditions referred to therein.

28.	No stamp or other issuance, transfer or similar taxes or duties are payable by or on behalf of the Underwriters to Canada or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company of the Shares to the respective accounts of the Underwriters or (B) the sale and delivery outside Canada by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated in the Underwriting Agreement.

     This opinion relates exclusively to the transaction outlined above and is for the sole use and benefit of the parties to whom it is addressed for the purpose referred to above. Accordingly, without our prior written consent, it may not be relied upon by any other person or entity or used for any other purpose, nor may this opinion be quoted in whole in part or otherwise referred to, except that relevance may be made to it in a list of closing documents pertaining to the offering of the Shares.

Yours truly,

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EXHIBIT B-2

[LETTERHEAD OF McCARTHY TETRAULT LLP]

•, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
(individually, an “Underwriter” and
collectively, the “Underwriters”)

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York
10036

Dear Sirs/Mesdames:

Re: Offering of • Common Shares of CP Ships Limited

We have acted as Canadian counsel to CP Ships Limited (the “Company”) in connection with the offering by the Company of (a) • common shares (the “Firm Shares”) and (b) an additional • common shares (the “Additional Shares”) on the exercise by the Underwriters of their overallotment option granted in Section 2 of the Underwriting Agreement entered into between the Company and the Underwriters dated as of •, 2002 (the “Underwriting Agreement”). The Firm Shares and the Additional Shares are referred to herein collectively as the “Shares”. The Shares are being offered pursuant to a short form prospectus filed in each of the provinces of Canada (the “Canadian Prospectus”) and a registration statement on Form F-10 filed with the Securities and Exchange Commission (the “U.S. Prospectus”).

[Language to be discussed]

As Canadian counsel to the Company, we have participated in discussions with representatives of the Company, the Underwriters, representatives of PricewaterhouseCoopers LLP, chartered accountants for the Company, as well as U.S. counsel to the Company and U.S. and Canadian counsel to the Underwriters, at which the contents of the Canadian Prospectus and the U.S. Prospectus were discussed. Although we have not verified the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus or the U.S. Prospectus, based on our participation as aforesaid, no facts have come to our attention which cause us to believe that the Canadian Prospectus (other than with respect to financial statements, related reports and schedules and other financial and statistical information included or incorporated by reference therein, as to which we have not been requested to, nor do we, comment), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact required to be stated therein or necessary to

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make the statements therein, in light of the circumstances in which they were made, not misleading.

Any reference herein to “material fact” means “material fact” as defined by the Securities Act (Ontario) (the “Act”). A material fact, as defined in the Act, means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Shares. We are not qualified to judge the impact which any facts may have in the securities marketplace. Our comment to the effect set out above concerning the materiality of facts which have come to our attention is based on our experience in practising securities law in the Province of Ontario and on the meaning of the term “material fact” as stated above and should not be interpreted as an opinion or expert comment concerning financial facts or the impact of any facts on the market prices or values of securities.

This letter is being delivered to you pursuant to the Underwriting Agreement and is solely for your information to assist you in fulfilling your obligations as underwriters (as to which we are not qualified to express an opinion in relation to the United States laws) in connection with the offering of the Shares. This letter is not to be used, relied on, circulated, quoted from or otherwise referred to or filed by any other person or for any other purpose without our prior written consent, except that reference may be made to it in a list of closing document pertaining to the offering of the Shares.

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July __, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Re:	CP Ships Limited
8,500,000 Common Shares
(No Par Value)

Ladies and Gentlemen:

     We have acted as United States counsel to CP Ships Limited, a New Brunswick corporation (the “Company”), in connection with the sale by the Company, and the several purchases by Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and RBC Dain Rauscher Inc. (the “Underwriters”), of an aggregate of 8,500,000 Common Shares, no par value (the “Shares”), pursuant to an Underwriting Agreement dated      , 2002 between the Company and the Underwriters. Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.

     As such counsel, we have, among other things, participated with officers and representatives of the Company, including its Canadian counsel and its chartered accountants, and representatives of the Underwriters in the preparation of the Company’s Registration Statement on Form F-10 (Registration No. 333-89360) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May      , 2002, and Amendment Nos. 1 and 2 thereto filed with the SEC on June      and June      , 2002, respectively, for the registration of the Shares under the Securities Act, together with the Company’s related Appointment of Agent for Service of Process and Undertaking on Form F-X (the “Form F-X”). Such Registration Statement, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it became effective under the Securities Act but including the PREP Information referred to below, is herein called the “Registration Statement”. The Company’s Prospectus dated June      , 2002, including the documents incorporated by reference therein and the PREP Information added to the prospectus pursuant to General Instruction II.L. of Form F-10 after the time that the Registration Statement became effective, and filed with the SEC pursuant to such General Instruction on      , 2002, is herein called the “U.S. Prospectus”.

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
July      , 2002

     In connection with the preparation of this opinion letter, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation, to the extent we deemed proper, upon certificates of public officials and officers of the Company, copies of which have previously been delivered to you, and upon oral or written statements and representations of such persons, other representatives of the Company and others.

     Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, this will advise you that in the opinion of the undersigned:

1. Each of Lykes Lines Limited, LLC and TMM Lines Limited, LLC (each a “U.S. Material Subsidiary”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to own its property and to conduct its business as described in the U.S. Prospectus; Lykes Lines Limited, LLC is duly qualified to transact business and is in good standing in the State of Florida; and all of the issued membership interests of each U.S. Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable.

2. The Registration Statement has become effective under the Securities Act and the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; any required filing of the U.S. Prospectus or any supplement thereto containing the PREP Information pursuant to General Instruction II.L. to Form F-10 has been made in the manner and within the time period required by such General Instruction; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission under the Securities Act.

3. Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company under the laws of the Province of New Brunswick and the federal laws of Canada applicable therein, the Underwriting Agreement has been duly executed and delivered by the Company.

4. The execution and delivery by the Company of, and the performance by

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
July      , 2002

the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable United States federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or, to our knowledge, any judgment, order or decree of any United States federal or New York state governmental body, agency or court having jurisdiction over either U.S. Material Subsidiary.

5. No filing with, or authorization, approval, consent, license, order registration (other than as required under the Securities Act or the Exchange Act, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states) is required in connection with the execution, delivery and performance by the Company of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares by the Company as provided in the Underwriting Agreement.

6. The Company’s annual report on Form 40-F/A filed with the SEC on June 17, 2002 (the “Form 40-F/A”) pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the U.S. Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we do not express any opinion) complied when so filed as to form in all material respects with the requirements of the Exchange Act applicable to annual reports on Form 40-F; the Form F-X appears on its face to be appropriately responsive in all material respects with the requirements of the Securities Act.

7. The statements in the U.S. Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Taxation — United States” and “Certain Income Tax Considerations — United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are, in all material respects, a fair and accurate summary of the United States federal income tax laws referred to therein.

8. The statements in the U.S. Prospectus under the captions “Description of the Business — Regulatory Matters — Environmental Regulation — United States” insofar as such statements constitute a summary of the United States federal environmental laws referred to therein, are, in all material respects, a fair and accurate summary of the United States federal environmental laws referred to therein.

9. Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Company under the laws of the Province of New Brunswick and the federal laws of Canada applicable therein, the submission by the Company to the non-exclusive jurisdiction of the courts of the State of New York pursuant to Section 10 of the Underwriting Agreement is effective and the appointment of the agent for service of process pursuant to Section 10 of the Underwriting Agreement is binding on the Company.

10. Subject to official notice of issuance, the Shares to be issued by the Company have been approved for listing on the New York Stock Exchange.

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
July      , 2002

11. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the U.S. Prospectus, will not, be required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “ICA”).

     In acting as United States counsel for the Company in connection with the transactions contemplated by the Underwriting Agreement, we have participated in conferences with officers and other representatives of the Company, including its Canadian counsel and its chartered accountants, and representatives of the Underwriters, at which conferences the contents of the Registration Statement, the U.S. Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in the Registration Statement, the U.S. Prospectus or the documents incorporated by reference therein and have made no independent check or verification thereof (except as set forth in paragraphs 7 and 8 above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that (A) the Registration Statement or the U.S. Prospectus do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder, (B) the Registration Statement or the prospectus included therein, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the U.S. Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief and make no statement under clauses (A), (B) or (C) with respect to the financial statements and financial schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the U.S. Prospectus or the documents incorporated therein.

     The foregoing opinion and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

     A.     The foregoing opinions are limited to matters arising under the federal laws of the United States of America, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction or, in the case of Delaware, any other Delaware laws, rules or regulations, or the municipal laws of, or the laws, rules or regulations of any local agencies or governmental authorities of or within, the State of New York, and in each case as to any matters arising thereunder or relating thereto.

     B.     Whenever a statement or opinion herein is qualified by “to our knowledge” or a similar phrase, it is intended to indicate that those attorneys currently with this firm who have rendered substantive legal services in connection with the transactions contemplated by the Underwriting Agreement do not have any current conscious awareness of the inaccuracy of such statement or opinion. However, we have not undertaken any independent

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
July      , 2002

investigation or inquiry to determine the accuracy of any such statement or opinion and no inference as to our knowledge or that we have any knowledge of any matters pertaining to such statement or opinion should be drawn from the fact that we have acted as United States counsel to the Company in connection with the transaction contemplated by the Underwriting Agreement.

     C.     In rendering our opinion set forth in paragraph 2 above with respect to the effectiveness of the Registration Statement and the absence of stop orders or proceedings therefor, we have relied solely upon the oral advice of the staff of the SEC. In rendering our opinion set forth in paragraph 2 above with respect to the filing of the U.S. Prospectus and the Form F-X with the SEC, we have relied solely upon our review of the EDGAR website.

     D.     We note that, for purposes of determining whether a particular entity is an “investment company” within the meaning of the ICA, it is necessary to examine the “value” of the assets of such entity within the meaning of Section 2(a)(41)(A) of the ICA. Section 2(a)(41)(A)(ii) of the ICA, however, provides that the “value” of certain assets held by an entity shall be the “fair value” of such assets as determined in good faith by such entity’s board of directors (or similar governing body). Although for purposes of our opinion in paragraph 11 above, we have obtained a certificate of an officer of the Company regarding the value of the assets of the Company and certain of its subsidiaries, neither the Board of Directors of the Company nor that of any such subsidiary was requested to determine the value of any assets required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii), but values for purposes of such certificate were obtained from other sources deemed to be reliable. We have assumed, therefore, that all assets of the Company and its subsidiaries that are required to be valued at “fair value” pursuant to Section 2(a)(41)(A)(ii) of the ICA by the Board of Directors of the Company or of the relevant subsidiary, as the case may be, would have been valued at the same values ascribed to such assets for purposes of such certificate had the Board of Directors of the Company or of the relevant subsidiary determined the “fair value” thereof pursuant to such section.

     E.     In expressing the opinion in paragraph 6, we have assumed that the Annual Information Form of the Company and its Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Form 40-F/A complies as to form with the requirements of applicable Canadian Securities Laws, rules and regulations thereunder. In making the statement in Clause A on page 2 hereof, we have assumed that the Canadian Prospectus complies as to form with the requirements of applicable Canadian Securities Laws, rules and regulations thereunder.

     The opinions expressed and the statements made herein are expressed and made as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed or the statements made herein) that hereafter may come to our attention.

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
July      , 2002

     This letter is rendered solely to and for the benefit of the Underwriters in connection with the transaction provided for in the Underwriting Agreement and may not be quoted or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without limitation, any person who purchases Shares from the Underwriters), nor may this letter be relied upon by the Underwriters or used for any other purpose, without our prior written consent.

Very truly yours,

EXHIBIT D

FORM OF OPINION OF ENGLISH COUNSEL TO THE COMPANY

The Persons listed in Schedule 1 hereto
(the “Addressees”)

• 2002

Dear Sirs,

1.	We have been asked by our client, [CP Ships (UK) Limited (“CPSUK”)], to provide this opinion to the Addressees, in connection with an underwriting agreement dated • June 2002 made between CP Ships Limited (the “Company”) and the Addressees relating to the issue of common shares of no par value of the Company (the “Underwriting Agreement”).

2.	For the purposes of giving this opinion, we have examined only the documents listed in Schedule 2 to this letter (the “Opinion Documents").

3.	Headings and sub-headings in this opinion are for ease of reference only, and do not affect its interpretation.

4.	This opinion is limited to English law as applied by the English courts at the date of this opinion and is given on the basis that it will be governed by and construed in accordance with English law as at the date of this opinion. We express no opinion as to the laws of any jurisdiction other than England and Wales or European Community law as it affects a jurisdiction other than England. For the purpose of this opinion, we have made no investigation of any other laws relevant to the transactions contemplated by the Underwriting Agreement.

Assumptions

5.	In considering the Opinion Documents and rendering this opinion, we have, with the consent of the Addressees and without further enquiry, assumed:

Veracity and bona fides

(a)	the genuineness of all signatures on, and the authenticity and completeness of, each of the Opinion Documents (whether originals or copies);

The Persons listed in Schedule 1 hereto
• 2002

(b)	the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(c)	the truth, accuracy and completeness of all statements in:

(i)	all minutes of meetings of the board of directors of CPSUK and all written resolutions of the board of directors of CPSUK relating to the allotment of the Shares and the receipt of monies in relation to such allotment; and

(ii)	all printed copies of resolutions of the shareholder(s) of CPSUK,

in all cases, whether as originals or copies;

(d)	that none of the resolutions of the board of directors of CPSUK [comprised within the Opinion Documents] have been revoked or varied, and that all such resolutions remain in full force and effect;

(e)	that all directors’ interests were declared in accordance with the provisions of the articles of association of CPSUK [at all relevant meetings of the board of directors of CPSUK within the Opinion Documents]; and

Searches of public registers

(f)	that the information disclosed by our search on • 2002 (in relation to CPSUK) at the Companies Registration Office and our oral enquiry of the Central Registry of Winding-Up Petitions on • 2002 (in relation to CPSUK) was then accurate and has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of our searches and that such oral enquiry did not fail to elicit any material information.

Opinion

6.	On the basis of these assumptions, we are of the following opinion:

(a)	CPSUK was duly incorporated under the Companies Acts 1948 to 1981 as a limited company on 8 February 1985 and is validly existing under the laws of England and Wales;

(b)	CPSUK has the corporate power and authority to carry on the business of chartering ships under bareboat charter agreements as described in Description of Indebtedness and Other Obligations; Montrose and Montclare Charter Arrangements in the U.S. Prospectus (as defined in the Underwriting Agreement) and to carry on activities ancillary to such business;

(c)	the issued share capital of CPSUK comprises two ordinary shares of £1 each, 200,000 ordinary shares of US$100 each and 100 “A” ordinary shares of US$1 each (together, the “Shares”);

(d)	the Shares have been duly and validly authorised and issued, are fully paid and are not subject to further calls; and

(e)	the Shares are registered in the name of Contship Holdings Limited.

Qualifications

7.	Our opinion is subject to the qualifications set out below.

(a)	The search at the Companies Registration Office referred to in paragraph 5(f) above is not conclusively capable of revealing whether or not:

(i)	a winding-up order has been made in respect of a company or a resolution passed for the winding-up of a company; or

(ii)	an administration order has been made in respect of a company; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed in respect of a company,

as notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the public microfiche of the relevant company immediately. In addition, that search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented and there may be no requirement to file notice of the passing of a resolution for winding-up on other matters in respect of foreign proceedings.

(b)	The enquiry at the Central Registry of Winding-up Petitions referred to in paragraph 5(f) above relates only to a compulsory winding-up and is not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made. We have not made enquiries of any County Court as to whether a petition for the appointment of an administrator has been presented to, or an administration order has been made by, any County Court.

Benefit of Opinion

8.	This opinion is addressed to the Addressees in their capacity as [underwriters under the Underwriting Agreement] and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or for any other purpose.

Yours faithfully

Schedule 1

The Addresses

1.	Morgan Stanley & Co Incorporated

2.	Saloman Smith Barney Inc

3.	RBC Dain Rauscher Inc.

Schedule 2

Documents Reviewed

1.	Underwriting Agreement

2.	U.S. Prospectus (as defined in the Underwriting Agreement)

3.	Written resolution of the directors of CPSUK dated • 2002

4.	Memorandum and Articles of Association of CPSUK

5.	Register of Applications and Allotments of CPSUK [as inspected by us on • 2002]

6.	Register of Members of CPSUK [as inspected by us on • 2002]

7.	[List other board and shareholder resolutions reviewed]

26 June 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc
RBC Rain Rauscher Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

(collectively the “Underwriters”)

Dear Sirs

Container Equipment Leasing Limited (“CELL”);
CP Ships (Bermuda) Limited (“CP Bermuda”);
Lykes Lines Holdings Limited (“Lykes Lines”); and
CP Ships (Americas) Limited (“CP Americas”) (collectively the “Bermuda
Subsidiaries”)

We have acted as legal counsel in Bermuda to the Bermuda Subsidiaries in connection with the proposed issue and sale by CP Ships Limited (“CP Ships”) to the Underwriters • common shares, no par value, of CP Ships (the “Shares”) pursuant to the terms of an underwriting agreement dated [ ] [ ], 2002 entered into between CP Ships and the Underwriters (the “Underwriting Agreement”). CP Ships has requested that we provide this opinion which is required pursuant to Clause 5(i) of the Underwriting Agreement.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Underwriting Agreement.

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original Documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation received by electronic means is complete, intact and in conformity with the transmission as set;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the Bermuda Subsidiaries);

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)	that the Bermuda Subsidiaries are not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time;

(g)	that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(h)	that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(i)	that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions [passed by the Board of Directors of the Bermuda Subsidiaries [and Shareholders] in a meeting/meetings which was/were duly convened and at which a duly constituted quorum was present and voting throughout/adopted by all the Directors [and Shareholders] of the Bermuda Subsidiaries as unanimous written resolutions of the Board [and Shareholders]]; and

(j)	that the Underwriters have no express or constructive knowledge of any circumstance whereby any Director of the Bermuda Subsidiaries, when the Board of Directors of the Bermuda Subsidiaries [passed/adopted] the Resolutions, failed to discharge his fiduciary duty owed to the Bermuda Subsidiaries and to act honestly and in good faith with a view to the best interests of the Bermuda Subsidiaries;

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	Each of the Bermuda Subsidiaries is an exempted company incorporated with limited liability and existing under the laws of Bermuda. Each of the Bermuda Subsidiaries possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)	The Bermuda Subsidiaries have all requisite corporate power and authority to own property, conduct business and enter into, execute, deliver, and perform obligations, in accordance with the objects and powers as set forth in the relevant Constitutional Documents of the respective Bermuda Subsidiaries.

(3)	Based on a review of Resolutions and the Share Register of each of the Bermuda Subsidiaries:

(i)	the authorised capital of the respective Bermuda Subsidiaries at the date of this opinion is set out in the following table; and

(ii)	the shares of the respective Bermuda Subsidiaries are validly issued, fully paid, non-assessable shares of the respective Bermuda Subsidiaries registered to the following shareholders:

Company	Authorised	Par	Issued	Registered
Name	Capital	Value	Capital	Shareholder

CELL
CP Bermuda
Lykes Lines
CP Americas

(4)	According to the records maintained in the register of companies at the office of the Registrar of Companies as revealed by the Bermuda Subsidiaries Search the current address of the registered office of the Bermuda Subsidiaries is 41 Cedar Avenue, Hamilton HM 12, Bermuda.

(5)	Based solely upon the Companies Search and the Litigation Search:

(i)	no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Bermuda Subsidiaries or against or affecting any of their respective properties, rights, revenues or assets; and

(ii)	no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Bermuda Subsidiaries or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(6)	Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which belong to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act 1981 (the “Act”). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July, 1983, which are not registered.

Based solely upon the Company Search, the following charges are registered in Bermuda over assets of the Bermuda Subsidiaries:

[PROVIDE DETAILS OF CHARGES ALREADY REGISTERED.]

Reservations

We have the following reservations:

(a)	Enforcement of the obligations of the Bermuda Subsidiaries may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(b)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(c)	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)	details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)	details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)	whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether an arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)	whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(d)	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(e)	In order to issue this opinion we have carried out the Litigation Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f)	In paragraph (1) above, the term “good standing” means that each of the Bermuda Subsidiaries have received a Certificate of Compliance from the Registrar of Companies.

(g)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

FIRST SCHEDULE

1.	The entries and filings shown in respect of the Bermuda Subsidiaries on the file of the Bermuda Subsidiaries maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [DATE] (the “Company Search”).

2.	The entries and filings shown in respect of the Bermuda Subsidiaries in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [DATE] in respect of the Bermuda Subsidiaries (the “Litigation Search”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted for the respective Bermuda Subsidiaries (collectively referred to as the “Constitutional Documents”) on the following dates:

[CELL CP Bermuda Lykes Lines CP Americas]

4.	Certified copy of the Minutes of the Meeting of the Board of Directors of the Bermuda Subsidiaries [and Minutes of the Meeting of the Shareholders of the Bermuda Subsidiaries held on [DATE]] [unanimous written resolutions of the [Directors/Shareholders] effective [DATE]] (the “Resolutions”) held on the following dates:

[CELL CP Bermuda Lykes Lines CP Americas]

5.	A certified copy of the “Foreign Exchange Letter”, and of its letter of permission issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to each of the Bermuda Subsidiaries.

6.	A certified copy of the “Tax Assurance issued by the Registrar of Companies for the Minister of Finance in relation to each of the Bermuda Subsidiaries.

7.	A Certificate of Compliance, dated [DATE] issued by the Ministry of Finance in respect of each of the Bermuda Subsidiaries.

8.	A certified copy of the Register of Shareholders in respect of each of the Bermuda Subsidiaries.

7

EQUITY OPINION

[LETTERHEAD OF CP SHIPS LIMITED]

July 3, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
RBC Dain Rauscher Inc.
(individually an “Underwriter” and collectively, the “Underwriters”)

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs/Mesdames:

Re: Offering of Common Shares by CP Ships Limited

     Reference is made to the underwriting agreement dated June 28, 2002 (the “Underwriting Agreement”) among the Underwriters and CP Ships Limited (the “Company”). This opinion is furnished to the Underwriters at the request of the Company pursuant to section 5(j) of the Underwriting Agreement.

     I have acted as counsel to the Company in connection with the offering by the Company of (a) the Firm Shares and (b) the Additional Shares on the exercise by the Underwriters of their over-allotment option granted in Section 2 of the Underwriting Agreement (the Firm Shares and the Additional Shares, collectively, the “Shares”) by way of prospectus offering in all provinces of Canada and the United States under the Multijurisdictional Disclosure System adopted by the securities regulatory authorities in Canada and the United States.

     Capitalized terms used in this opinion which are not otherwise defined herein have the meanings given to them in the Underwriting Agreement.

     As counsel to the Company, I have participated in the preparation of or have reviewed the following:

(a)	the Preliminary PREP Prospectus;

(b)	the U.S. Preliminary Prospectus;

(c)	the Final PREP Prospectus;

(d)	the Registration Statement;

(e)	the Supplemented PREP Prospectus;

(f)	the U.S. Supplemented Prospectus;

(g)	the Underwriting Agreement; and

(h)	the form of definitive certificate representing the Shares.

     I have examined originals or copies certified or otherwise identified to my satisfaction of the documents incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, such statutes, public and corporate records of the Company, certificates of officers or directors of the Company with respect to the matters referred to herein, and such other documents (including those of governmental authorities and government officials) and materials, as I have considered appropriate and necessary as a basis for the opinions hereinafter expressed.

     I have considered such questions of law as I have considered relevant and necessary as a basis for the opinions hereinafter expressed.

     For the purposes of the opinions expressed herein, I have assumed:

(a)	the genuineness of all signatures (whether on originals or copies of documents); and

(b)	the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or facsimile copies thereof.

     I am a solicitor qualified to carry on the practice of law in the Province of British Columbia only. I have not made any independent examination of the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein and in this letter and I do not express or imply any opinion in respect of the laws of any other jurisdiction.

     The phrase “to the best of my knowledge” means my actual knowledge as of the date hereof.

     I understand that the assumptions, qualifications and reliances expressed in the preceding paragraphs are satisfactory to you.

     Based upon, and subject to the foregoing, and the other matters set forth herein, I am of the opinion that:

1.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement do not and will not conflict with, or result in the breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or permit acceleration) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Designated Subsidiary under, (A) to the best of my knowledge, any indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any Designated Subsidiary is a party or by which it may be bound or to which any of its properties or assets may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and its subsidiaries, considered as a whole), or (B) to the best of my knowledge, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or any of the Designated Subsidiaries or any of their properties or assets.

2.	After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Canadian Prospectus or the U.S. Prospectus and are not so described.

     This opinion relates exclusively to the transaction outlined above and is for the sole use and benefit of the parties to whom it is addressed for the purpose referred to above. Accordingly, without our prior written consent, it may not be relied upon by any other person or entity or used for any other purpose, nor may this opinion be quoted in whole in part or otherwise referred to.

Yours Truly,

John Irving Vice President, General Counsel & Secretary